                                                                   EXHIBIT 10.31


                                 *CONFIDENTIAL TREATMENT REQUESTED.
                                  CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    Lexicons

This Agreement is made between Infoseek Corporation ("INFOSEEK"), with offices at 2620 Augustine Drive, Suite 250, Santa Clara, California 95054 and XSoft, a Division of XEROX CORPORATION ("XEROX"), with offices at 3400 Hillview Avenue, Palo Alto, California 94306 and shall be effective as of March 31,1996.

RECITALS

XEROX has created, or has the rights to certain Lexical Technology, Lexicons and Documentation (hereinafter "Lexicons") and INFOSEEK desires to acquire a right and license to use Lexicons to provide services to INFOSEEK customers, or to incorporate Lexicons in certain INFOSEEK Software for sublicense to customers, under the terms and conditions set forth in this Agreement; and

         XEROX is willing to grant such rights and licenses and provide Technical Support as required herein; and:

         In consideration of the mutual Agreements contained in this Agreement, XEROX and INFOSEEK hereby agree as follows:

I.       DEFINITIONS

1.01 "Lexicons" means all software, in object format, and documentation identified in Attachment I hereof, and shall include all ports, modifications, improvements, enhancements, additions, derivative works, updates, releases and versions thereof, all of which have been explicitly identified in Attachment I hereof.

1.02 "LICENSED SOFTWARE" means any work derived from the combination of the Lexicons and INFOSEEK Internet Search Software identified in Attachment I hereof, and for which a royalty schedule has been defined and agreed by the parties. LICENSED SOFTWARE shall include all modifications, improvements, enhancements, additions, derivative works, updates, releases and versions thereof, of which derivation was created or developed by or on behalf of INFOSEEK.

1.03 "Documentation" is identified in Attachment I and means written text including but not limited to manuals, brochures, specifications and software descriptions, in electronic, printed and/or camera ready form, and related materials customarily needed for use with Lexicons.

1.04 A "BUG" is defined as any: (a) typographical error, including efforts in the documentation, (b) entry with a wrong lexical marking, (c) functional or operational error or fault that is not caused by (i) missing words or names, (ii) inaccurate input of data by Licensee or end-user, or (iii) unauthorized alteration or modifications of the Licensed Software, or (d) incorrect or incomplete statement or diagram in the Documentation.

II.      TITLE TO LICENSED SOFTWARE, DERIVATIVE WORKS & MARKETING RIGHTS

2.01 Title to and ownership of the Lexicons resides in XEROX. Title to the LICENSED SOFTWARE created or developed using Lexicons by or on behalf of INFOSEEK shall reside in INFOSEEK. INFOSEEK acknowledges that title to and ownership of Lexicons incorporated in the LICENSED SOFTWARE shall at all times remain with XEROX.

2.02 Any reproduction of any portion of the Lexicons by INFOSEEK will include any proprietary and statutory copyright notices present in the originals received from XEROX unless otherwise stated in Attachment I.

2.03 When INFOSEEK uses the Lexicons for research purposes, including, but not limited to processing text corpora for linguistic analysis or using the Lexicons as a part of a larger computer system, INFOSEEK shall include a proper reference to the Xerox Lexicons and their documentation in INFOSEEK's published or unpublished reports, research articles or other written works.

          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    Lexicons

2.04 INFOSEEK is granted the right to use XEROX's name, copyright, logos, trade names and trademarks for the purposes of identification of the LICENSED SOFTWARE or Lexicons under this Agreement. Further, XEROX's name will be used only in an ethical and commercially reasonable manner, for the products developed under this Agreement. All other applicable rights to patents, copyrights, trademarks, and trade secrets in Lexicons remain with XEROX.

2.05 For all distribution, INFOSEEK will require that any use of the LICENSED SOFTWARE will include all copyright notices sufficient in form and substance to adequately protect and preserve XEROX's copyright therein, including but not limited to, any manuals and an appropriate screen of a product using the LICENSED SOFTWARE.

III.     LICENSE GRANT

3.01 XEROX grants and conveys to INFOSEEK a non-exclusive (except as noted elsewhere in this Agreement), world-wide right and license to market, use, maintain, reproduce, distribute, display, and/or sub-license Lexicons, in object code format, as incorporated in the LICENSED SOFTWARE and for which software a royalty schedule or a periodic license payment is defined in Attachment II.

3.02 INFOSEEK acknowledges that it has no rights to XEROX's Finite State development tools which are used to produce Lexical Products and Lexicons.

3.03 XEROX will provide INFOSEEK with written notification of pending new updates, releases and versions and availability thereof, sufficiently in advance of publication in order for INFOSEEK to react in a timely manner.

IV.      ROYALTY

4.01 INFOSEEK will pay XEROX a royalty based on advertising revenue received by INFOSEEK which is related to LICENSED SOFTWARE, and/or a Periodic License Fee, as defined in Attachment II entitled "ROYALTY/PERIODIC FEES."

V.       MARKETING OF LICENSED SOFTWARE

5.01 XEROX will provide to INFOSEEK all relevant marketing information in its possession, technical specifications, and update descriptions related to Lexicons for the primary purpose of promotion thereof as incorporated in the LICENSED SOFTWARE, so that INFOSEEK can, on a periodic basis and as new changes or additions occur, distribute the same to its sales force and customers. During the term of this Agreement, INFOSEEK may also include Lexicons product description and information in any INFOSEEK literature. The distribution of such literature by INFOSEEK will be at the expense of INFOSEEK. INFOSEEK may, at their option and expense, prepare its own promotional literature relating to Xerox Lexicons and the LICENSED SOFTWARE, and distribute the same to its sales force and customers.

VI.      ENHANCEMENTS TO Lexicons

6.01 During the term of this Agreement, XEROX will provide INFOSEEK with bug fixes to all BUGs reported by INFOSEEK, according to the procedure, outlined in Attachment III. Xerox may, at its discretion, provide INFOSEEK with periodic updates of or revisions to Lexicons, including, but not limited to, re-implementation for different computer processors or programming languages. Xerox will provide INFOSEEK with any updates or revisions made generally available to other customers. Any update, revision or modification of the Lexicons so provided shall be covered by the provisions of this Agreement as identified in Attachment I "Specifications." XEROX' sole obligations regarding support, enhancements and maintenance of the Lexicons are limited to the descriptions in Attachment III "Technical Support".





                                      2.                                 3/28/96

          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    Lexicons

6.02 INFOSEEK may, at its discretion, provide XEROX with feedback relative to its use of Lexicons, including but not limited to errors and other corrective information, modifications, extensions and suggested changes relative to supporting documentation.

6.03 INFOSEEK grants to XEROX an irrevocable, non-exclusive, royalty-free world-wide license covering any and all rights owned, controlled or licensable by INFOSEEK relating to such corrections, modifications, extensions and supporting documentation of Lexicons pursuant to this agreement. XEROX shall have the right under this license to make, have made, use, sell, lease, reproduce, prepare derivative works, including the right to any modifications or improvements and the like made at the suggestion of INFOSEEK or based on the aforesaid feedback and to distribute, sublicense and otherwise dispose of any of the foregoing rights in connection with the licensed subject matter, and to sub-license others to perform any of these acts.

VII.     SPECIFICATIONS, DELIVERY AND ACCEPTANCE

7.01 XEROX will deliver the Lexicons and test suite in accordance with the Specification defined in Attachment I and any technical appendices that later will be mutually agreed in writing.

7.02     Acceptance Procedure

         Upon delivery of each of the Lexicons to INFOSEEK, INFOSEEK will: (a) Test and evaluate Lexicons for a period of up to 30 (thirty) days, and
         (b) Produce a list of changes and modifications needed to bring the Lexicons to conformance with the Specification in Attachment I.

         Upon receipt of the required changes, XEROX will: (c) Correct BUGs at no charge and (d) deliver to INFOSEEK a final version of the Lexicons.

7.03 INFOSEEK may request changes to the Lexicons which include enhancements to the product beyond those included in the Specification. XEROX will discuss such enhancements with INFOSEEK but will be under no obligation to implement any such enhancements, unless agreed by the parties in writing as to content, schedule and fees for changes to the Specification.

7.04 INFOSEEK and XEROX will each designate individuals who will serve as liaisons for the term of the agreement. These liaisons will be identified in Attachment I.

7.05 XEROX shall provide to INFOSEEK a master set of the Lexicons suitable for reproduction. INFOSEEK may use the master set solely to copy and develop products and services to be distributed to third parties in accordance with this Agreement.

VIII.    WARRANTY

8.01 XEROX represents and warrants that Lexicons is substantially free from program errors or other problems and fully meets the Specifications recited in Attachment I.

8.02 If any BUGs are discovered by INFOSEEK, XEROX shall correct such BUGs at no charge to INFOSEEK within a correction period of thirty (30) days following receipt of written notice from INFOSEEK of such BUG. Product enhancements and other program errors will be corrected according to acceptance procedure outlined in clause VII.

                                      3.                                 3/28/96

          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    Lexicons

8.03 XEROX warrants that the master of the media on which the Lexicons are contained shall be free of physical defects. If at any time defects are discovered, INFOSEEK shall notify XEROX immediately and XEROX shall correct the defects by providing a new master on a new media immediately.

8.04 EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, XEROX HEREBY DISCLAIMS AND INFOSEEK HEREBY EXPRESSLY WAIVES ANY AND ALL OTHER EXPRESS WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE, AND ANY AND ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IX.      TECHNICAL SUPPORT

9.01 XEROX shall provide technical support and maintenance of Lexicons to INFOSEEK in conformity with the terms and conditions defined in Attachment III, entitled "Technical Support."

X.       TERMINATION

10.01 This Agreement shall be effective from the date hereof and shall remain in effect for an initial three year period thereafter. It will automatically renew for additional one year periods of time unless either party, in writing and with 90 day notice, objects to such renewal.

10.02 Either XEROX or INFOSEEK may terminate this Agreement by written notice of termination to the other party upon a material breach by XEROX or INFOSEEK which has not been cured within thirty (30) days of written notice of such breach. Termination for material breach shall take effect 90 days after written notice of such breach has been provided, if said breach has not been cured. The Confidential Obligations (the obligations as to CONFIDENTIAL INFORMATION) herein and any other remedies available, such as return of fees, shall not be waived and shall survive termination.

10.03 Upon termination of this Agreement the license shall immediately cease and INFOSEEK shall:

         (a) promptly cease the distribution of and/or the provision of services based on LICENSED SOFTWARE to any new sub-license partners, OEMs or end-users;

         (b) promptly cease use of the LICENSED SOFTWARE incorporating the Lexicons, including its use on any processor, except as is required for providing maintenance to its existing customers;

         (c) promptly cease provision of services based in whole or in part on the Lexicons;

         (d) return the master copies of Lexicons and return or destroy all copies of Lexicons and supporting documentation; INFOSEEK may, however, retain one (1) copy of the Lexicons and Documentation to be used solely for support purposes.

         (e)  remove Lexicons from LICENSED SOFTWARE not returned or destroyed;

         (f) certify in writing to XEROX that it has performed these acts, and the obligations under clauses 2 and 15 shall remain in force until INFOSEEK has performed these acts.

10.04 Upon completion of the third year payments, the royalty and/or fees paid by INFOSEEK to XEROX for the licenses of the Lexicons constitutes a "fully paid-up" license to use such Lexicons in LICENSED SOFTWARE. Thereafter, termination of this Agreement shall not act to terminate such fully paid-up licenses granted by XEROX pursuant to this Agreement.

10.05 All valid INFOSEEK sub-licenses, in effect on the date of termination, shall survive the termination of this Agreement.


                                      4.                                 3/28/96

          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    Lexicons

XI.      INDEMNIFICATION

11.01 XEROX represents and warrants that it has sufficient right, title and interest in and to the Lexicons to enter into this Agreement and further warrants that the Lexicons do not infringe any patent, copyright or other proprietary right of a third party and that it has not been notified by a third party of a possibility that the Lexicons might infringe any patent, copyright or other proprietary right of a third party.

11.02 XEROX shall defend INFOSEEK from, and pay any judgment for, any claim, action or other proceeding brought against INFOSEEK or INFOSEEK licensee of the Lexicons arising from the use of the Lexicons, providing that INFOSEEK promptly notifies XEROX in writing of any action or claim, allows XEROX, at XEROX expense, to direct the defense, gives XEROX full information and reasonable assistance required to defend such suit, claim or proceeding, at no out-of-pocket expense to INFOSEEK, and allows XEROX to pay any judgment, provided further that XEROX shall have no liability for any claim, action or other proceeding based upon acts or omissions by INFOSEEK or for settlements or costs incurred without the knowledge of XEROX. This indemnity shall not apply to any alleged infringement caused by combination with other software or products when the alleged infringement would not have occurred but for said combination. To avoid infringement, XEROX may, at its option, and at no charge to INFOSEEK, obtain a license or right to continue the use of the Lexicons, or modify the Lexicons so it no longer infringes, but is still an equivalent of the Lexicons, or substitute an equivalent of the Lexicons. INFOSEEK as used in this paragraph shall include any
*        [                ].

XII.     DISCLAIMER

12.01 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST CONTRACTS OR LOST PROFITS OR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF THE USE OF THE Lexicons OR LICENSED SOFTWARE OR RELATING TO THIS AGREEMENT HOWEVER CAUSED
         UNDER A CLAIM OF ANY TYPE OR NATURE BASED ON ANY THEORY OF LIABILITY (INCLUDING CONTRACT, TORT OR WARRANTY) EVEN IF THE POSSIBILITY OF SUCH DAMAGES HAS BEEN COMMUNICATED. THIS DISCLAIMER DOES NOT APPLY TO
         THE INDEMNIFICATION OF SECTION XI.

XIII.    FORCE MAJEURE

13.01 Neither party shall be liable to the other for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control, provided that the party experiencing such delay promptly notifies the other party of the delay.

XIV.     ETHICAL STANDARDS

14.01 XEROX agrees that with respect to its role as supplier to INFOSEEK including any interaction with any employee of INFOSEEK, it shall not:
         (1) give or offer to give any gift or benefit to said employee, (2) solicit or accept any information, data, services, equipment, or commitment from said employee unless same is (i) required under a contract between INFOSEEK and XEROX, or (ii) made pursuant to a written disclosure Agreement between INFOSEEK and XEROX, or (iii) specifically authorized in writing by INFOSEEK management, (3) solicit or accept favoritism from said employee, and (4) enter into any outside business relationship with said employee without full disclosure to, and prior approval of, INFOSEEK management. As used herein: "employee" includes members of the employee's immediate family and household, plus any other person who



- -------------------------
*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION


                                      5.                                 3/28/96

          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    Lexicons

         is attempting to benefit from his or her relationship to the employee.









                                      6.                                 3/28/96

          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    Lexicons

         "XEROX" includes all employees and agents of XEROX. "Gift or benefit" includes money, goods, services, discounts, favors and the like in any form but excluding low value advertising items such as pens, pencils and calendars. "Supplier" includes prospective, current and past suppliers, and "favoritism" means partiality in promoting the interest of XEROX over that of other suppliers. Such activity by XEROX shall constitute breach of contract by XEROX and may further result in XEROX' debarment.

XV.      CONFIDENTIAL INFORMATION

15.01 INFOSEEK agrees not to intentionally disclose or intentionally make available to any third party information received from XEROX (hereinafter referred to as "CONFIDENTIAL INFORMATION") in any form without the express written approval of the other party.

15.02 INFOSEEK shall not use such CONFIDENTIAL INFORMATION except to the extent necessary to perform under this Agreement and shall not intentionally circulate the CONFIDENTIAL INFORMATION within its own organization except to those with a specific need to know such CONFIDENTIAL INFORMATION. If written approval by XEROX is given to INFOSEEK to disclose CONFIDENTIAL INFORMATION to a third party, INFOSEEK shall impose similar confidential restrictions on such third party to whom it discloses such CONFIDENTIAL INFORMATION.

15.03 The obligations on INFOSEEK recited herein shall terminate with respect to any particular portion of such CONFIDENTIAL INFORMATION when and to the extent that it is or becomes: (a) part of the public domain through no fault of either party, (b) communicated by the party who owns the CONFIDENTIAL INFORMATION to a third party free of any obligation of confidence; (c) independently developed by the other party without any reference to the CONFIDENTIAL INFORMATION; (d) known to the other party free of any obligation of confidence.

15.04 In no event shall the obligation of either party as recited in 10.02 with respect to the CONFIDENTIAL INFORMATION extend beyond three (3) years from the date of termination of this Agreement, except for XEROX source code.

15.05 Upon request by XEROX after termination of this Agreement, INFOSEEK agrees to promptly return the CONFIDENTIAL INFORMATION.

15.06    INFOSEEK agrees that:

         (a) it will use its best efforts to ensure that Lexicons are distributed to third parties only according to procedures which do not compromise the security and copyrights of Lexicons;

         (b) it will not knowingly permit anyone to use Lexicons including portions thereof for the purpose of reverse-engineering;

         (c) it will instruct its employees of the foregoing obligations and prohibitions.

15.07 INFOSEEK shall cause each unit of the LICENSED SOFTWARE incorporating Lexicons distributed by it or its OEMs or sub-licensors pursuant to this Agreement to be subject to a standard limited use software agreement.

15.08 INFOSEEK will use a reasonable and expected degree of care in safeguarding the LICENSED SOFTWARE as is expected and customary for those possessing information of like importance in safeguard and security thereof.

15.09 Upon discovery of unauthorized transfers or misappropriation, INFOSEEK will: (a) inform XEROX of known details thereof, (b) give reasonable effort and assistance to XEROX in the recovery and return of such unauthorized transfer or misappropriation; (c) provide all reasonably necessary assistance in the enforcement of XEROX' rights against any third party involved in such unauthorized transfer or misappropriation, and (d) use its best endeavors to prevent further


                                      7.                                 3/28/96

          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    Lexicons

         unauthorized transfer or misappropriation.

XVI.     ASSIGNMENT

16.01 This Agreement may not be assigned or transferred by either party without the prior written approval of the other party; provided that XEROX may assign its rights to its affiliates or to any purchaser of all or substantially all of its Lexicons business, and INFOSEEK may assign its rights hereunder, or any portion thereof, to any subsidiary or affiliate of INFOSEEK or to any purchaser of all or substantially all of its business for which the LICENSED SOFTWARE or Lexicons are then licensed. Further, INFOSEEK's rights and obligations under this Agreement may be exercised and performed in whole or in part by any subsidiary or affiliate of INFOSEEK, provided that INFOSEEK shall continue to be responsible to XEROX for the performance of its obligations under this Agreement. Subject to the limitations heretofore expressed, this Agreement shall inure to the benefit of and be binding upon the parties, their successors, administrators, heirs and assigns.

         In the event that Infoseek files for bankruptcy protection within the three year term of this Agreement, the assignment of rights to LICENSED SOFTWARE by Infoseek to any third party shall require the approval, in writing, of Xerox.

XVII.    MODIFICATION

17.01 This Agreement constitutes the entire Agreement of the parties as to the subject matter hereof and supersedes all prior and contemporaneous communications. This Agreement shall not be modified, except by a written Agreement signed by duly authorized representatives of XEROX and INFOSEEK.

XVIII.   BANKRUPTCY

18.01    To the extent permitted by applicable law (including II. U.S.C. Section
         365) the non-defaulting party may terminate this Agreement immediately by written notice to the other in the event the other party makes an assignment for the benefit of its creditors, admits in writing an inability to pay debts as they mature, a trustee or receiver is appointed respecting all or a substantial part of the other party's assets, or a proceeding is instituted by or against the other party under any provision of the Federal Bankruptcy Act and is acquiesced in or is not dismissed within sixty (60) days, or results in an adjudication of bankruptcy. To the extent applicable law prevents the non-defaulting party from terminating this Agreement, if it should wish to do so as described above, then the parties shall have only those rights and remedies permitted by applicable law, including the United States Bankruptcy Act, including but not limited to II U.S.C. Section
         365. However the non-defaulting party, has the unrestricted right, at its option, not to terminate this Agreement and to continue as the non-exclusive distributor of the LICENSED SOFTWARE.

XIX.     NON-PUBLICITY

19.01 Without prior written consent of the other party, neither INFOSEEK, nor XEROX shall (a) make any news release, public announcement, public denial or confirmation of this Agreement or its subject matter, or (b) advertise or publish any facts relating to this Agreement. Such consent will not be unreasonably withheld. This requirement will expire upon the execution of this Agreement.

                                      8.                                 3/28/96

          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    Lexicons

         INFOSEEK and XEROX agree to make a joint press release to announce this partnership relationship as soon as feasible after the execution of this Agreement.

XX.      JOINT MARKETING

         INFOSEEK and XEROX agree to cooperate in and pursue future product development and marketing arrangements with regard to products and services relevant to their respective business plans. Each such cooperative arrangement will be the subject of a separate agreement between the parties.

XXI.     CONTROLLING LAW

21.01 This Agreement shall be governed and construed in accordance with the laws of the United States and the State of California.

XXII.    GENERAL PROVISIONS

22.01 WAIVER Failure of either party to require strict performance by the other party of any provision shall not affect the first party's right to require strict performance thereafter. Waiver by either party of a breach of any provision shall not waive either the provision itself or any subsequent breach.

22.02 NO AGENCY It is agreed and understood that neither INFOSEEK nor XEROX has any authority to bind the other with respect to any matter hereunder. Under no circumstances shall either INFOSEEK or XEROX have the right to act or make any commitment of any kind to any third party on behalf of the other or to represent the other in any way as an agent.

22.03 SURVIVAL The provisions of this Agreement shall, to the extent applicable, survive the expiration or any termination hereof.

22.04 HEADINGS The headings and titles of the Sections of the Agreement are inserted for convenience only, and shall not affect the construction or interpretation of any provision.

22.05 SEVERABILITY If any provision of the Agreement is held invalid by any law, rule, order or regulation of any government, or by the final determination of any state or federal court, such invalidity shall not affect the enforceability of any other provisions not held to be invalid.

22.06 ENTIRE AGREEMENT This Agreement constitutes the entire Agreement of the parties as to the subject matter hereof and supersedes any and all prior oral or written memoranda, understandings and Agreements as to such subject matter.

XXIII.  ATTACHMENTS

23.01    THE TERMS AND CONDITIONS ON ATTACHMENTS ["I,"
         "II," "III"] ARE ATTACHED HERETO AND MADE A PART HEREOF.

IN WITNESS WHEREOF, the parties have hereunto set their hands.

INFOSEEK CORPORATION                                 XEROX

By:     Andrew E. Newton                    By:     Mohan Trikha
   --------------------------------            ---------------------------------

Sig:                                        Sig:
    -------------------------------             --------------------------------

Title:  Vice President                      Title:  Vice President & GM
      -----------------------------               ------------------------------

Date:   March 29, 1996                      Date:   March 29, 1996
     ------------------------------              -------------------------------


                                      9.                                 3/28/96

          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    LEXICONS

                          ATTACHMENT I - SPECIFICATIONS

DEFINITIONS

"Lexicons" refers to a state-of-the art engine for lexical processing which serves the increasingly sophisticated needs of the market. The salient characteristics of this technology are its abilities to map, or linguistically connect, any surface form of a word to its canonical base form, and return relevant information about a surface form, including category (part of speech), tense, aspect, mood, person, or number.

         The Lexicons technology itself is language independent and enables the same run-time software to be used with many different language modules. The Japanese Lexicon is based on the same technology but requires different run-time software than the European languages. The Lexicons technology is the basic building block for complex tasks such as Tokenization (Word Breaking), Morphological Analysis (Stemming), Morphological Generation (returning surface forms from a base form), and Part-of-Speech Tagging and Identification.

         Lexicons is based on Xerox morphological tools, an API, and at least one Lexicon. A Lexicon is developed in the Xerox Transducer Lexicon Format, as produced with the Xerox Lexical Tools, and the Licensed Utility (the run-time library for accessing lexical transducers developed with the Lexical Tools). It is a linguistic product which performs stemming, inflection and derivation (English only) as illustrated in the following paragraphs:

                           Stemming:     input "swam", outputs "swim"
                           Inflection:   input "swim", outputs "swim", "swims",
                                         "swam", "swum", "swimming"
                           Derivation:   input "computer", outputs "computes",
                                         "computation", "computational"

         Lexicons with respect to this Agreement and License Grant refers only
*        to the XEROX software for stemming and inflection of [              ]
         operating on one of the following platforms: Win16 and Win 32, Sun OS 4.1.X or Solaris 2.X, to be specified by INFOSEEK. Lexicons will be provided in run-time object code format.

"Documentation" MEANS:

         - Any and all text, whether in written or electronic form, describing the Lexicons, including but not limited to user manuals, brochures, specifications, software descriptions, and related materials normally needed for use with the Lexicons.

         -        Marketing literature describing the product and its features.

         - Technical written information provided by Xerox for INFOSEEK internal use in developing LICENSED SOFTWARE which includes Design Documentation and Installation Documentation.

         - Other written material describing Lexicons, as may have been developed by XEROX for their end-users.

"LICENSED SOFTWARE" means any work derived from the combination of the Xerox Lexicons and INFOSEEK Internet Search Software (code name "Moby") including:

         1) INFOSEEK products incorporating Lexicons in whole or in part, or other work derived from Lexicons.

         2) All modifications, improvements, enhancements, additions, derivative works, updates, releases and versions of the foregoing products, including ports, of which derivation was created or developed by or on behalf of INFOSEEK.

- ---------------------------------------------
*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION

                                     10.                                 3/28/96

          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    LEXICONS

         3) LICENSED SOFTWARE does not include other INFOSEEK products or services which may become available henceforth and expand INFOSEEK's market presence, open new markets, or replace LICENSED SOFTWARE.

SPECIFICATIONS

         Lexicons includes the definition stated above and Lexicons provided in the XEROX Transducer Lexicon Format, as produced with the XEROX Lexical tools, and as defined in the description of the c-fsm format in the publication "Finite State Lexicon Compiler" by Lauri Karttunen {ISTL-NLTT-1933-04-02} and as may be defined in later technical appendices attached to this Agreement.

ACCEPTANCE CRITERIA

         Acceptance of the LICENSED SOFTWARE is contingent on completion of the Acceptance Procedure described in 7.02 of this Agreement.

PLATFORM AVAILABILITY

         English Lexicons for the Windows 16 bit and Sun OS 4.1.X client platform environments are available within one week of executing this Agreement. Windows 95 32 bit and Solaris 2.X platform environments in beta form can also be made available immediately. Formal product for these beta forms can be available within 30 days of delivery of beta.

         The Japanese Lexicon is outlooked for availability in late third quarter 1996.

TECHNICAL CONTACTS

For all technical matters, the point of contact will be:

XEROX CORPORATION                           INFOSEEK CORPORATION

Andrew Gelman                                  John Nauman
                                            ------------------------------------
XSoft, A Division of Xerox Corporation         Infoseek Corporation
                                            ------------------------------------
3400 Hillview Avenue                           2620 Augustine Drive  Suite 250
                                            ------------------------------------
Palo Alto, California 94304                    Santa Clara, CA 95054
                                            ------------------------------------
(415) 813-7194                                 408-567-2773
                                            ------------------------------------


COPYRIGHT NOTICE

Copyright (c) 1996, Xerox, Inc. All Rights Reserved.


                                     11.                                 3/28/96

          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    LEXICONS

                      ATTACHMENT II - ROYALTY/PERIODIC FEES

In consideration of the rights granted INFOSEEK by XEROX in the Software Distribution & License Agreement to which this Attachment II is a part, INFOSEEK shall pay to XEROX the Royalties and Periodic Fees listed herein.

TERM OF AGREEMENT: This Agreement is for three years, effective on the execution date, and shall be non-cancelable without cause. At the conclusion of the three year term and upon payment of all moneys due, INFOSEEK will be granted a fully paid up license to use Lexicons, "as is" on that date, in LICENSED SOFTWARE, in perpetuity. Xerox will not be liable to provide any further maintenance or updates once the perpetual license has been granted.

         At least 90 days prior to the expiration of this Agreement, INFOSEEK and XEROX shall open discussion and agree on terms for product updates and maintenance beyond the period of this Agreement. It is expected that such terms will be based in part on the financial condition of INFOSEEK at that time.

ADVANCE PAYMENTS: INFOSEEK shall make Advance license payments to XEROX in the amounts shown below on the indicated dates. Such payments are for the English Lexicons, and for platforms on which Lexicons is licensed and shall be non-refundable.

          Annual Advance:

      *   A.  Upon execution of this Agreement (March 31, 1996): [     ]
          B.  On each 12th month anniversary of the Execution of this Agreement:
      *       [     ]

ROYALTY: INFOSEEK shall pay to XEROX the following royalty based on Gross
         Advertising revenues billed by INFOSEEK for the LICENSED SOFTWARE.
      *   - Royalty Rate:                            [  ]

          Royalties due to XEROX in a given Agreement year shall be credited against the Advance Payment for that year at a 100% rate until the Advance has been depleted.

ANNUAL MAXIMUM PAYMENT: In consideration of the fact that INFOSEEK is a relatively new, emerging company, XEROX agrees that the amount of royalties due to XEROX in each year of this Agreement will be limited to the amounts shown, exclusive of the one time fees for additional languages, lexical enhancements, technology fees, sub-licensing fees, maintenance fees or consulting services, if applicable, which are denoted in the sections following.

          - Maximum Royalty in 1996: $200,000
          - Maximum Royalty in 1997: $200,000
          - Maximum Royalty in 1998: $200,000 ($300,000 if Infoseek's revenues
      *     exceed [          ].

*ADDITIONAL [       ]: INFOSEEK may license [                        ] Lexicons
*         from XEROX by paying a one-time fee for each [      ] licensed.
          This fee is in addition to the Royalty and Annual Maximum Payment described above.
*         - [                 ]
*         - [                 ]
*         - [                 ]

*         Payment of the fee for additional [      ] will be due when INFOSEEK
*         places an order and the [     ] is delivered by XEROX to INFOSEEK.
*         The [     ] Lexicon is expected to become available in [           ].
*          The [               ] Lexicons are available now.

- -------------------------------------------
*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION


                                     12.                                 3/28/96

          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    LEXICONS

 DEFAULT PRODUCT: INFOSEEK agrees that LICENSED SOFTWARE shall become the
         INFOSEEK Internet search default product as soon as practicable after the execution of this Agreement. It is expected that this will occur in
*        [                 ].

 TECHNOLOGY FEE: XEROX' normal technology fee associated with the licensing of
* XEROX Lexical Technology is [ ] plus [ ] maintenance of [ ] of the Technology fee. In consideration of the banner advertising to be
*        provided by INFOSEEK to XEROX, as described below, XEROX [          ]
         for the licensing of the Executables Library and the API.

 MAINTENANCE:  Annual maintenance charges with respect to the Executables
*        Library and the API are [    ]

*ADVERTISING: [    ] of the Technology Fee noted above, INFOSEEK will provide
*         to XEROX Headline Banner advertising equal in value to [      ].  The
          content and term of this Advertising program will be agreed by representatives of both parties after the execution of this Agreement. Said advertising value must be used by XEROX prior to the end of the third year of this Agreement.

          INFOSEEK will provide XEROX with monthly reports on the number of hits and queries on which the XEROX banner appeared, plus the demographics of the hits as can be recorded by INFOSEEK systems.

 HYPERTEXT LINK:  A Hypertext link and a XEROX technology statement shall appear on every Search Results page supplied by the LICENSED SOFTWARE, at no charge to XEROX. Said statement and link shall appear near the bottom of the page. The appearance, wording and size of the XEROX technology statement shall be agreed by parties after execution of this Agreement and shall appear on the INFOSEEK Results pages concurrent with the LICENSED SOFTWARE.

          INFOSEEK will provide to XEROX monthly reports on the search activity, including but not limited to the number of results pages and the number of hits on the XEROX link.

          XEROX and INFOSEEK agree to discuss future placement of the Hypertext link in any extension of this Agreement.

          The parties agree that the value of the Hypertext link may be as much as several hundred thousand dollars of business to XEROX.

*SUB-LICENSING: INFOSEEK may sublicense LICENSED SOFTWARE to a maximum of [   ]
          financial supporters (investors) in INFOSEEK during the term of this Agreement. For each investor so licensed, INFOSEEK agrees to pay
*         XEROX [            ].  Once the [                    ] has been
*         granted, the [                       ] charges shall no
          longer be payable. Said payments will be due to XEROX upon execution of the Investor Agreement and on succeeding anniversaries of such agreements.

*         One permitted sublicensee shall be [                            ]
*         and any Affiliate or Successor of [        ] and such
          Affiliates and Successors collectively referred to herein as
*         [                 ].  "Affiliate" shall mean any entity of which
*         [   ] owns at least [      ] of the equity, or any entity that owns
*         at least [       ] of the equity of [   ]  "Successor" means any
*         entity that has a right to provide the [                      ]
*         or successor service.  [                                      ]
*         The [             ] charge shall apply to such [             ].


- -------------------------------------------
*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION


                                     13.                                 3/28/96

          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    LEXICONS

          Should INFOSEEK desire to enter into any other sublicensing arrangements concerning LICENSED SOFTWARE, whether with Investors or with commercial customers or OEMs, will require the written approval of XEROX and an agreed royalty schedule.

 SUMMARIZATION: Should INFOSEEK desire to license Xerox's summarization technology, XEROX and INFOSEEK will agree on terms and conditions as an amendment to this Agreement.

 INTERNAL USE: No royalties shall be due from INFOSEEK for units of LICENSED
          SOFTWARE which are used internally specifically for testing, evaluation, support, marketing, demonstration or training purposes.

*EXCLUSIVITY: For a period of [      ], effective upon execution of this
*         Agreement, and subject to INFOSEEK [                               ],
*         XEROX shall not [                                        ] Lexicons
*         to [                                               ].  Should
          INFOSEEK fail to introduce a service using LICENSED SOFTWARE on the
*         Internet by [             ], this exclusivity provision will
*         [                 ].

 PAYMENT AND REPORTING: Within thirty (30) days after the end of each calendar quarter during the term hereof, INFOSEEK shall provide XEROX with a written report setting forth the amount of billed advertising revenue related to LICENSED SOFTWARE and the royalties due to XEROX for that quarterly period. A check or wire transfer of funds shall accompany the report.

 AUDIT: INFOSEEK shall, for a period of two (2) years following the date of each report issued, keep records adequate to verify the substance of the report and any accompanying payment. XEROX shall have the right, no more than once each calendar year, to select a mutually acceptable independent Certified Public Accountant to inspect the records of INFOSEEK at a single location on reasonable notice and during regular business hours to verify the reports and payments made hereunder. The entire cost of such inspection shall be borne by XEROX, and such Certified Public Accountant shall not disclose to XEROX any information other than information relating to the computation and accuracy of such reports and payments. Any information as to INFOSEEK's customers will be treated as INFOSEEK CONFIDENTIAL INFORMATION and shall not be disclosed. If the audit reveals that INFOSEEK has under-reported revenues of LICENSED SOFTWARE by more five percent (5%) in any calendar year, INFOSEEK shall reimburse XEROX for the audit fees. In any event, INFOSEEK shall promptly repay, or apply against any outstanding prepaid Annual Fees, the underpayment.

 CUSTOM EFFORT:  Requests for custom effort with regard to Lexicons, if agreed
*         by the parties, will be charged at a rate of [    ] per day.


- -------------------------------------------
*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION


                                     14.                                 3/28/96

          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    LEXICONS

                       ATTACHMENT III - TECHNICAL SUPPORT

DEFINITIONS

CUSTOMER means the end-user or OEM using the LICENSED SOFTWARE.

BUG FIXING means modifications to source code or Documentation, or revisions, including both the source code and object code thereto, which correct BUGs or provide other updates and corrections. BUG FIXING will consist of XEROX using reasonable efforts to design, code, and implement programming changes to Lexicons and modifications to the documentation in order to correct BUGs such that Lexicons are brought into conformance with the Specifications listed in Attachment I. BUG FIXING will also consist of XEROX advising INFOSEEK with regard to Lexicons in order to create the LICENSED SOFTWARE.

UNILATERALENHANCEMENTS are changes to Lexicons, which XEROX do as a consequence of their normal business operations and ensuing BUG FIXING for others than INFOSEEK, with the aim to keep the Lexicons up-to-date and according to the Specification.

ENHANCEMENT REQUESTS will be considered and enhancements delivered by XEROX at its own discretion. In cases where INFOSEEK is willing to provide compensation for certain enhancements, and the parties agree on content and schedule, INFOSEEK and XEROX will enter into a separate licensing agreement. ENHANCEMENT REQUESTS are such enhancements to the Lexicons, which extend or modify the Specifications.

LIAISONS

XEROX and INFOSEEK are represented by their respective Technical Contacts
          (listed in Attachment I) or by certain designated individuals (limited in number).

MAINTENANCE FEE

XEROX shall provide BUG FIXING and UNILATERAL ENHANCEMENTS at the fees set forth in Appendix II.

MAINTENANCE LOCATION

All BUG FIXING provided under this Agreement shall be provided at XEROX' facilities, unless XEROX and INFOSEEK mutually agree that it is necessary to provide such services at INFOSEEK's facilities.

TERM

BUG FIXING is effective on the date of execution of this Agreement and will be in effect, until the Agreement is terminated, for the then current version of the Lexicons shipping to customers, unless otherwise agreed by the parties.

RESPONSIBILITY

XEROX will provide BUG FIXING to INFOSEEK as INFOSEEK's CUSTOMERs may require from INFOSEEK in order for INFOSEEK to fulfill its maintenance obligations to its CUSTOMERs. XEROX will not be expected to provide BUG FIXING directly to any CUSTOMERs, unless XEROX enter into a separate maintenance agreement with such CUSTOMERs.

Should XEROX discontinue all maintenance and distribution of the Lexicons, a copy of the source code and BUG FIXING and product modification records will be made available to INFOSEEK as CONFIDENTIAL INFORMATION in order for INFOSEEK to fulfill its maintenance obligations to its CUSTOMERs.

RESPONSE TIME


                                     15.                                 3/28/96

          XSOFT / INFOSEEK SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT
                                    LEXICONS

Email support will be the primary support provided by XEROX. XEROX provides telephone support during XEROX' normal days of business operation (9 AM - 5 PM
(PST)).

For each BUG FIXING, INFOSEEK and XEROX will follow the procedure outlined below:

          Day 0 INFOSEEK's CUSTOMER logs a BUG; INFOSEEK determines that BUG is related to Lexicons.

          Day 0-1 Request is sent to XEROX via e-mail or telephone;

          Day 1-2 XEROX acknowledges receipt of request and classifies the BUG according to the BUG Classification table following.

          Day 2-6 XEROX responds, as per the BUG Classification table, identifying the nature and the cause of the problem and (a) an estimated BUG FIXING date; or (b) a workaround or patch, if such is available.

          Day 3-7 INFOSEEK communicates the response to the customer.

                                          BUG Classification Table

================================================================================================================
                                PROBLEM DESCRIPTION                                     XSOFT RESPONSE TIME

- ----------------------------------------------------------------------------------------------------------------
1. PROBLEM SOLVED; CASE CLOSED
- ----------------------------------------------------------------------------------------------------------------
2. Minor Problem.  Customer is having a problem with a particular feature or          4 working days, Solution
function related to Lexicons or requests a product improvement or                     or Action plan
enhancement.  Other aspects of Lexicons are functioning normally.  The
LICENSED SOFTWARE is up, with no significant impact to production.
- ----------------------------------------------------------------------------------------------------------------
3. Moderate Problem.  Customer is having a Lexicons problem on his                    40 hours, Solution or
workstation that is preventing the use of LICENSED SOFTWARE.  The                     Action plan
system is up but production capability is reduced.  All system functions seem to be operating normally.  There is no data loss.  Indicators are inability of a non-critical application to run, continuing but infrequent failure requiring operational intervention, or non-critical product feature or function does not work.
- ----------------------------------------------------------------------------------------------------------------
4.  Severe Problem.  Lexicons crash caused the workstation to go down.                20 hours, Solution or
User cannot run any software on workstation.  Problem is characterized by             Action plan, Status update
the inability of some critical application to run, the failure requires frequent      every two (2) days.
operational intervention, and/or there is a recoverable data loss.
- ----------------------------------------------------------------------------------------------------------------
5.  Catastrophic Problem.  Lexicons has caused LICENSED SOFTWARE to                   Immediate action, Daily
go down at the server level.  Users cannot access LICENSED SOFTWARE                   status reports.
and have no production capability on that server.  The problem is characterized by inability to run critical applications and/or unrecoverable data loss.
================================================================================================================

With respect to ENHANCEMENT REQUESTS, XEROX makes no commitments as to response time, but will endeavor, to the extent resources are available, to evaluate the requested enhancement and to provide estimates of the time and cost to accomplish same. If applicable, INFOSEEK initiates discussions with XEROX on the fee for the proposed enhancement.

SERVICE OBLIGATION

The services set forth herein shall be expressly contingent upon (1) INFOSEEK promptly reporting any errors in the Lexicons or related documentation to XEROX in writing; (2) Not modifying the Lexicons without written consent of XEROX; and
(3) INFOSEEK utilizing the Lexicons only as intended.


                                     16.                                 3/28/96